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                                                                   EXHIBIT 10.46


                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is entered into effective as of the 3rd day of September, 1996 ("Effective Date"), by and between Platinum Software Corporation, a Delaware corporation (the "Corporation"), and Carmelo J. Santoro, ("Consultant").


                                 R E C I T A L S

         A. Consultant has served as Chief Executive Officer and Chairman of the Board of the Corporation and has acquired an extensive background in and knowledge of the Corporation's business and industry in which the Corporation operates.

         B. Consultant has recently resigned from his position as Chairman of the Board of the Corporation and the Corporation desires to retain Consultant's experience, skills, abilities, background and knowledge and is willing to engage Consultant as a consultant to the Corporation upon the terms contained herein.

         C. Consultant desires to act as consultant and is willing to do so upon the terms contained herein.

         NOW THEREFORE, in consideration of the foregoing recitals and of the mutual promises contained herein, the parties hereto agree as follows:

         1.       Consulting Services.

                  The Corporation agrees to employ Consultant as a consultant to the Chief Executive Officer of the Corporation to provide advice and consulting in connection with the Corporation's business, and to perform such other tasks as reasonably requested by the Chief Executive Officer of the Corporation. All consulting services shall be provided by Consultant at the times and places and in the manner reasonably determined by Consultant, consistent with Consultant's existing commitments.

         2.       Compensation.

                  (a) During the term of this Agreement, for rendering the services pursuant to this Agreement and for holding himself available to do so, Consultant shall be paid a monthly retainer fee of $11,000 payable on the first of the month.

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                  (b) During the term of the Agreement, the Corporation provides the following medical benefits to Consultant and his spouse, at no charge to
Consultant: (i) participation in the Corporation's medical insurance plan and preferred provider network, which is presently administered by Prudential Insurance; and (ii) Execucare supplemental medical coverage.

         3.       Term of Agreement.

                  The term of this Agreement shall commence on the Effective Date and terminate on October 31, 1997.

         4.       Other Business Activities.

                  Consultant is devoting and will continue to devote part of his time, attention and energies to other business activities. This Agreement shall not limit in any manner those business activities or investments in which Consultant may engage.

         5.       Withholding Taxes.

                  It is intended that the retainer fee paid to Consultant hereunder shall constitute earnings from self employment income. The Corporation will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contribution Act or the California State Unemployment Insurance Code or make employer contributions thereunder with respect thereto. Consultant acknowledges that he shall be solely responsible for the estimation and payment of any federal or state income taxes and any federal or state insurance contributions on income attributable hereunder.

         6.       Miscellaneous.

                  (a) Further Acts. The parties hereto shall execute any and all other documents and do any and all other acts necessary or convenient to effectuate the purposes of this Agreement.

                  (b) Heirs, Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their heirs, successors and assigns. Since this Agreement is based upon the unique ability of Consultant, he shall have no right to assign this Agreement or any of his rights hereunder without the prior written consent of the Corporation.




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                  (c) Notices. Any notices required to be given pursuant to this
Agreement shall be in writing and shall be given either by personal delivery thereof or by such means as will assure overnight delivery to the person(s) to whom the notice is addressed. Notice given by overnight delivery shall be deemed given one day after being placed in the hands of a reputable carrier.

                  (d) Attorneys' Fees. In the event legal proceedings are commenced or legal advice is sought for the enforcement of this Agreement, for damages for breach hereof, or for any interpretation hereof, the prevailing party shall be entitled to receive costs incurred and attorneys' fees from the losing party.

                  (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the provisions of the laws of the State of California.

                  (f) Entire Agreement. This Agreement, together with the Agreement between Consultant and the Corporation dated February 8, 1996 represent the entire agreement between the parties hereto, and any prior contract or agreement between the parties hereto relating to the subject matter hereof, to the extent it contradicts this Agreement shall be canceled and shall be of no further force and effect. This Agreement shall have no impact on the February 8, 1996 Agreement which shall remain in full force and effect. This Agreement shall not be deemed modified, altered, changed or amended in any respect, unless done in writing and signed by both of the parties hereto.

         The parties hereto have executed this Agreement as of the dates set forth below.


                                       PLATINUM SOFTWARE CORPORATION
                                       ("Corporation")


                                        By:______________________________

                                        Its:_____________________________

                                        Date:____________________________



                                        _________________________________
                                        Carmelo J. Santoro ("Consultant")

                                            Date:



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